SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 19, 2006

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 19, 2006, Federated Retail Holdings, Inc. ("Federated Holdings"), a wholly owned subsidiary of Federated Department Stores, Inc. ("Federated"), gave notice of its election to terminate, effective as of June 22, 2006, all of the lenders' commitments under the Bridge Credit Agreement, dated August 30, 2005, among Federated Holdings, as borrower, Federated, as guarantor, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as paying agent and an administrative agent, and Bank of America, N.A., as an administrative agent. No borrowings are currently outstanding under the Bridge Credit Agreement. A copy of the notice to terminate is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 19, 2006, Federated issued a press release announcing its election to terminate the commitments under the Bridge Credit Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		99.1	Notice of Termination of Bridge Credit Agreement, dated June 19, 2006.

		99.2	Press Release of Federated dated June 19, 2006.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: June 22, 2006	By: /s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Executive Vice President and Chief Financial Officer